Exhibit 99.1

JAMES RIVER ANNOUNCES SECOND QUARTER 2026 RESULTS

Chapel Hill, N.C., August 10, 2026 - James River Group Holdings, Inc. ("James River" or the "Company") (NASDAQ: JRVR) today reported the following results for the second quarter of 2026 as compared to the same period in 2025:

	Three Months Ended June 30,		Three Months Ended June 30,
($ in thousands, except for share data)	2026	per diluted share	2025	per diluted share
Net income from continuing operations available to common shareholders	$4,651	$0.10	$3,151	$0.07
Net loss from discontinued operations[1]	(221)	$—	(361)	$(0.01)
Net income available to common shareholders	4,430	$0.10	2,790	$0.06
Adjusted net operating income[2]	10,024	$0.20	11,693	$0.23
Unless specified otherwise, all underwriting performance ratios presented herein are for our continuing operations and business not subject to retroactive reinsurance accounting.
Second Quarter 2026 Highlights:
•Net income available to common shareholders of $4.4 million, an increase of 59% compared to the prior year quarter.
•Tangible common equity2 per share of $9.01, an increase of 1% compared to December 31, 2025 and 9.8% adjusted net operating return on tangible common equity.
•Excess and Surplus Lines ("E&S") combined ratio of 92.8%, expense ratio of 27.4%, and loss ratio of 65.4%.
•General and administrative expenses declined by 9% in the first half of 2026 compared to the first half of 2025, notably in the Specialty Admitted (down 42%) and Corporate (down 12%) segments.
•Specialty Admitted Insurance segment gross written premium, of which only a minority of net written premium is retained, has declined as the Company has deliberately reduced its exposure to the fronting business in view of comparably more attractive opportunities in E&S. Segment expenses have also been meaningfully reduced. Partly due to this dynamic, premium retention across the group is 55% this quarter, an increase compared to 47% in the prior year quarter.
1 The Company closed the sale of JRG Reinsurance Company Ltd. on April 16, 2024. As a result, the full financials for our former Casualty Reinsurance segment have been classified as discontinued operations for all periods.
2 Adjusted net operating income and tangible common equity are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” at the end of this press release.
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JRVR Announces Second Quarter 2026 Results

Frank D'Orazio, the Company’s Chief Executive Officer, commented, "Our second quarter results reflect progress as we execute against our key priorities. We continue to see meaningful growth in submissions and quotes, creating attractive opportunities across targeted areas of our core casualty and specialty divisions. Amid today's competitive E&S backdrop, we remain committed to our disciplined approach of putting capital to work. Our primary focus is on cautious risk selection, expense management, and operating efficiency enabled by innovation to deliver returns for our shareholders.”

Second Quarter 2026 Operating Results
•Gross written premium of $268.9 million, consisting of the following:

	Three Months Ended June 30,
($ in thousands)	2026	2025	% Change
Excess and Surplus Lines	$250,170	$300,444	(17)%
Specialty Admitted Insurance	18,729	77,559	(76)%
	$268,899	$378,003	(29)%

•Net written premium of $148.4 million, consisting of the following:

	Three Months Ended June 30,
($ in thousands)	2026	2025	% Change
Excess and Surplus Lines	$147,657	$166,645	(11)%
Specialty Admitted Insurance	741	9,345	(92)%
	$148,398	$175,990	(16)%

•Net earned premium of $139.0 million, consisting of the following:

	Three Months Ended June 30,
($ in thousands)	2026	2025	% Change
Excess and Surplus Lines	$137,306	$141,370	(3)%
Specialty Admitted Insurance	1,712	11,239	(85)%
	$139,018	$152,609	(9)%
•Pre-tax net adverse reserve development by segment on business not subject to retroactive reinsurance accounting was as follows:

	Three Months Ended June 30,
($ in thousands)	2026	2025
Excess and Surplus Lines	$(275)	$(2,327)
Specialty Admitted Insurance	(294)	(700)
	$(569)	$(3,027)
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JRVR Announces Second Quarter 2026 Results

•The Company experienced de minimis net adverse reserve development in each of the two insurance segments and utilized the remaining $7.5 million of aggregate limit on the adverse development reinsurance contract with Cavello Bay ("E&S Top Up ADC"). The Company continues to observe lower frequency and incurred losses in its more recent accident years following the significant underwriting changes made to its portfolio during that time.
•In the second quarter of 2026, the Company reduced general and administrative expenses by 7% as compared to the prior year quarter, notably in the Specialty Admitted (down 39%) and Corporate (down 9%) segments.
Investment Results
Net investment income for the second quarter of 2026 was $20.3 million, largely flat to the $20.5 million of the prior year quarter. Private investment income of $0.3 million was $0.7 million less than that of the prior year period, largely driven by a sizable prior year return from one private investment. Fixed income securities, which represent the majority of the Company's invested assets and cash, generated higher net investment income compared to the prior year period. The fixed income portfolio continues to benefit from the increase in higher-yielding "A" rated structured securities added to the portfolio in the second half of 2025.
The Company’s net investment income consisted of the following:

	Three Months Ended June 30,
($ in thousands)	2026	2025	% Change
Total Net Investment Income	$20,277	$20,516	(1)%
Private Investments	334	986	(66)%
All Other Investments	19,943	19,530	2%
The Company’s annualized gross investment yield on average fixed maturity, bank loan and equity securities for the three months ended June 30, 2026 was 4.6% (versus 4.6% for the three months ended June 30, 2025).
Net realized and unrealized gains on investments of $1.0 million for the three months ended June 30, 2026 were driven primarily by unrealized gains within the bank loan portfolio as well as gains within the preferred stock portfolio.
Capital Management
The Company announced that its Board of Directors declared a cash dividend of $0.01 per share of common stock. This dividend is payable on Wednesday, September 30, 2026 to all shareholders of record as of Tuesday, September 15, 2026.
Tangible Common Equity
Shareholders' equity of $522.6 million at June 30, 2026 decreased 2.9% compared to shareholders' equity of $538.2 million at December 31, 2025 and increased 0.8% compared to shareholders' equity of $518.4 million at March 31, 2026. Tangible common equity3 of $416.7
3 Tangible common equity is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” at the end of this press release.
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JRVR Announces Second Quarter 2026 Results

million at June 30, 2026 increased 1.4% from $411.0 million at December 31, 2025 and increased 2.8% compared to tangible common equity of $405.5 million at March 31, 2026. Other comprehensive loss was $1.0 million for the three months ended June 30, 2026, increasing accumulated other comprehensive loss to $44.9 million due to the increase in fixed income yields year to date.
Conference Call
James River will hold a conference call to discuss its second quarter results tomorrow, August 11, 2026 at 8:30 a.m. Eastern Time. Investors may access the conference call by dialing (800) 715-9871, Conference ID 7866656, or via the investor website at https://investors.jrvrgroup.com and clicking on the “Investor Relations” link. A webcast replay of the call will be available by visiting the company website.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating loss and loss adjustment expense reserves and the possibility that incurred losses and loss adjustment expenses may be greater than our estimate used to compute loss and loss adjustment expense reserves included in the financial statements; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our competitive position and ability to attract and retain insurance business that our subsidiaries write and ultimately our financial condition and triggering a default on our credit facility; the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel; adverse economic and competitive factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; risks associated with strategic transactions and initiatives, including our ability to identify, negotiate, consummate and realize the anticipated benefits of acquisitions, dispositions, investments, joint ventures, reinsurance transactions, capital-raising transactions and other strategic alternatives; the impact of a higher than expected inflationary environment on our reserves, loss adjustment expenses, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio and our reinsurers; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an
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JRVR Announces Second Quarter 2026 Results

indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; the inherent uncertainty of estimating reinsurance recoverable on unpaid losses and the possibility that reinsurance may be less than our estimate of reinsurance recoverable on unpaid losses; inadequacy of premiums we charge to compensate us for our losses incurred; an impairment of our goodwill or other intangible assets affecting our results of operations and book value; changes in laws or government regulation, including tax or insurance laws and regulations; changes in U.S. tax laws (including associated regulations) and the interpretation of certain provisions applicable to insurance/reinsurance businesses with U.S. and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; a failure of any of the loss limitations or exclusions we utilize in our insurance products to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; an adverse result in any litigation or legal proceedings we are or may become subject to; and inability to generate taxable income and execute tax planning strategies which could adversely impact our ability to recognize deferred tax assets at the level reflected on our balance sheet. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Non-GAAP Financial Measures
In presenting James River Group Holdings, Inc.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting (loss) profit, adjusted net operating (loss) income, tangible equity, tangible common equity, and adjusted net operating return on tangible common equity (which is calculated as annualized adjusted net operating income expressed as a percentage of the average quarterly tangible common equity balances in the respective period), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.

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JRVR Announces Second Quarter 2026 Results

About James River Group Holdings, Inc.
James River Group Holdings, Inc. is a holding company that owns and operates a group of specialty insurance companies. The Company operates in two specialty property-casualty insurance segments: Excess and Surplus Lines and Specialty Admitted Insurance. Each of the Company’s regulated insurance subsidiaries is rated “A-” (Excellent) by A.M. Best Company.
Visit James River Group Holdings, Inc. on the web at https://jrvrgroup.com.
For more information contact:
Bob Zimardo
SVP, Investments and Investor Relations
InvestorRelations@james-river-group.com
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JRVR Announces Second Quarter 2026 Results

James River Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Data (Unaudited)

($ in thousands, except for share data)	June 30, 2026	December 31, 2025
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale, at fair value	$1,439,293	$1,404,774
Equity securities, at fair value	73,639	73,092
Bank loan participations, at fair value	156,669	155,138
Short-term investments	4,037	0
Other invested assets	69,966	64,152
Total invested assets	1,743,604	1,697,156

Cash and cash equivalents	195,576	260,941
Restricted cash equivalents (a)	8,633	8,481
Accrued investment income	14,380	12,744
Premiums receivable and agents’ balances, net	137,969	153,638
Reinsurance recoverable on unpaid losses, net	2,032,045	2,026,110
Reinsurance recoverable on paid losses	79,129	118,243
Deferred policy acquisition costs	31,366	31,286
Goodwill and intangible assets	213,736	213,918
Other assets	316,640	337,413
Total assets	$4,773,078	$4,859,930

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$3,090,045	$3,099,418
Unearned premiums	417,643	447,644
Funds held (a)	7,485	7,485
Deferred reinsurance gain	107,836	86,720
Senior debt	225,800	225,800
Junior subordinated debt	104,055	104,055
Accrued expenses	20,227	31,006
Other liabilities	144,271	186,534
Total liabilities	4,117,362	4,188,662

Series A redeemable preferred shares	133,115	133,115
Total shareholders’ equity	522,601	538,153
Total liabilities, Series A redeemable preferred shares, and shareholders’ equity	$4,773,078	$4,859,930

Tangible equity (b)	$549,816	$544,070
Tangible equity per share (b)	$9.20	$9.15
Tangible common equity per share (b)	$9.01	$8.94
Shareholders' equity per share	$11.30	$11.71
Common shares outstanding	46,239,030	45,968,584

(a) Restricted cash equivalents and the funds held liability includes funds posted by the Company to a trust account for the benefit of a third party administrator handling the claims on the Rasier commercial auto policies in run-off. Such funds held in trust secure the Company's obligations to reimburse the administrator for claims payments, and are primarily sourced from the collateral posted to the Company by Rasier and its affiliates to support their obligations under the indemnity agreements and the loss portfolio transfer reinsurance agreement with the Company.

(b) See “Reconciliation of Non-GAAP Measures”
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JRVR Announces Second Quarter 2026 Results

James River Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Income Statement Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except for share data)	2026	2025	2026	2025
REVENUES
Gross written premiums	$268,899	$378,003	$505,272	$672,364
Net written premiums (a)	148,398	175,990	268,496	303,946

Net earned premiums (a)	139,018	152,609	274,730	304,511
Net investment income	20,277	20,516	41,604	40,524
Net realized and unrealized gains (losses) on investments	999	(352)	(5,633)	(1,723)
Other income	1,050	2,070	2,027	3,820
Total revenues	161,344	174,843	312,728	347,132

EXPENSES
Losses and loss adjustment expenses (b)	99,105	113,141	207,265	212,666
Other operating expenses	47,201	47,471	95,252	98,031
Other expenses	873	1,008	1,001	1,571
Interest expense	5,613	5,805	11,202	11,346
Intangible asset amortization and impairment	91	91	182	182
Total expenses	152,883	167,516	314,902	323,796
Income (loss) from continuing operations before income taxes	8,461	7,327	(2,174)	23,336
Income tax expense on continuing operations	1,841	2,207	(20)	7,228
Net income (loss) from continuing operations	6,620	5,120	(2,154)	16,108
Net loss from discontinued operations	(221)	(361)	(370)	(1,775)
NET INCOME (LOSS)	6,399	4,759	(2,524)	14,333
Dividends on Series A preferred shares	(1,969)	(1,969)	(3,938)	(3,938)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$4,430	$2,790	$(6,462)	$10,395
ADJUSTED NET OPERATING INCOME (c)	$10,024	$11,693	$15,830	$20,795

INCOME (LOSS) PER COMMON SHARE
Basic
Continuing operations	$0.10	$0.07	$(0.13)	$0.27
Discontinued operations	$0.00	$(0.01)	$(0.01)	$(0.04)
	$0.10	$0.06	$(0.14)	$0.23
Diluted
Continuing operations	$0.10	$0.07	$(0.13)	$0.26
Discontinued operations	$0.00	$(0.01)	$(0.01)	$(0.04)
	$0.10	$0.06	$(0.14)	$0.22

ADJUSTED NET OPERATING INCOME PER COMMON SHARE
Basic	$0.22	$0.25	$0.34	$0.45
Diluted (d)	$0.20	$0.23	$0.33	$0.41

Weighted-average common shares outstanding:
Basic	46,319,945	46,032,626	46,210,545	45,918,697
Diluted	46,962,276	46,726,255	46,210,545	46,432,481
Cash dividends declared per common share	$0.01	$0.01	$0.02	$0.02

Ratios:
Loss ratio	66.3%	68.1%	67.8%	67.4%
Expense ratio (e)	33.9%	30.5%	34.6%	31.7%
Combined ratio	100.2%	98.6%	102.4%	99.1%
Accident year loss ratio (f)	65.6%	64.9%	65.9%	65.2%

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JRVR Announces Second Quarter 2026 Results

(a) Net written premium and net earned premium were impacted by $552,000 and $7.2 million of reinsurance reinstatement premiums incurred during the three and six months ending June 30, 2026, respectively ($2.7 million and $5.8 million in the respective prior year periods). In the current year, these premiums were associated predominantly with a single claim within the Company's E&S segment.

(b) Losses and loss adjustment expenses include expenses of $6.9 million and $21.1 million for deferred retroactive reinsurance gains in the three and six months ended June 30, 2026, respectively ($9.2 million and $7.3 million in the respective prior year periods).

(c) See "Reconciliation of Non-GAAP Measures".
(d) Outstanding RSUs were dilutive in all current and prior year periods. Potential common shares related to RSUs were included in the denominator in the calculation. The outstanding Series A preferred shares were also dilutive in all current and prior year periods. Dividends on the Series A preferred shares were added back to the numerator of the calculations and common shares from an assumed conversion of the Series A preferred shares were included in the denominator.

(e) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in “Other income” in our Condensed Consolidated Income Statements of $34,000 and $124,000 for the three and six months ended June 30, 2026, respectively ($828,000 and $1.7 million in the respective prior year periods).

(f) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).

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JRVR Announces Second Quarter 2026 Results

James River Group Holdings, Inc. and Subsidiaries
Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2026	2025	% Change	2026	2025	% Change
Gross written premiums	$250,170	$300,444	(16.7)%	$462,455	$513,687	(10.0)%
Net written premiums (a)	$147,657	$166,645	(11.4)%	$266,342	$281,724	(5.5)%

Net earned premiums (a)	$137,306	$141,370	(2.9)%	$269,132	$278,398	(3.3)%
Losses and loss adjustment expenses excluding retroactive reinsurance	(89,760)	(93,860)	(4.4)%	(179,345)	(182,664)	(1.8)%
Underwriting expenses	(37,617)	(35,803)	5.1%	(75,202)	(72,369)	3.9%
Underwriting profit (b)	$9,929	$11,707	(15.2)%	$14,585	$23,365	(37.6)%

Ratios:
Loss ratio	65.4%	66.4%		66.6%	65.6%
Expense ratio	27.4%	25.3%		28.0%	26.0%
Combined ratio	92.8%	91.7%		94.6%	91.6%
Accident year loss ratio (c)	64.9%	63.5%		64.8%	63.5%

(a) Net written premium and net earned premium were impacted by $552,000 and $7.2 million of reinsurance reinstatement premiums incurred during the three and six months ending June 30, 2026, respectively ($2.7 million and $5.8 million in the respective prior year periods). In the current year, these premiums were associated predominantly with a single claim within the Company's E&S segment.

(b) See "Reconciliation of Non-GAAP Measures".
(c) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).
SPECIALTY ADMITTED INSURANCE

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2026	2025	% Change	2026	2025	% Change
Gross written premiums	$18,729	$77,559	(75.9)%	$42,817	$158,677	(73.0)%
Net written premiums	$741	$9,345	(92.1)%	$2,154	$22,222	(90.3)%

Net earned premiums	$1,712	$11,239	(84.8)%	$5,598	$26,113	(78.6)%
Losses and loss adjustment expenses	(2,418)	(10,042)	(75.9)%	(6,804)	(22,691)	(70.0)%
Underwriting expenses	(2,101)	(2,618)	(19.7)%	(3,396)	(5,149)	(34.0)%
Underwriting loss (a), (b)	$(2,807)	$(1,421)	97.5%	$(4,602)	$(1,727)	166.5%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Underwriting results for the three and six months ended June 30, 2026 include gross fee income of $977,000 and $2.5 million, respectively ($3.9 million and $8.3 million in the respective prior year periods).

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JRVR Announces Second Quarter 2026 Results

Underwriting Performance Ratios

The following table provides the underwriting performance ratios of the Company's continuing operations inclusive of the business subject to retroactive reinsurance accounting. There is no economic impact to the Company over the life of a retroactive reinsurance contract so long as any additional losses subject to the contract are within the limit of the contract and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting gives the users of our financial statements useful information in evaluating our current and ongoing operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Excess and Surplus Lines:
Loss Ratio	65.4%	66.4%	66.6%	65.6%
Impact of retroactive reinsurance	5.0%	6.5%	7.8%	2.6%
Loss Ratio including impact of retroactive reinsurance	70.4%	72.9%	74.4%	68.2%

Combined Ratio	92.8%	91.7%	94.6%	91.6%
Impact of retroactive reinsurance	5.0%	6.5%	7.8%	2.6%
Combined Ratio including impact of retroactive reinsurance	97.8%	98.2%	102.4%	94.2%

Consolidated:
Loss Ratio	66.3%	68.1%	67.8%	67.4%
Impact of retroactive reinsurance	5.0%	6.1%	7.7%	2.4%
Loss Ratio including impact of retroactive reinsurance	71.3%	74.2%	75.5%	69.8%

Combined Ratio	100.2%	98.6%	102.4%	99.1%
Impact of retroactive reinsurance	5.0%	6.1%	7.7%	2.4%
Combined Ratio including impact of retroactive reinsurance	105.2%	104.7%	110.1%	101.5%

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JRVR Announces Second Quarter 2026 Results

RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit

The following table reconciles the underwriting profit by individual operating segment and for the entire Company to consolidated income from continuing operations before taxes. We believe that the disclosure of underwriting profit by individual segment and of the Company as a whole is useful to investors, analysts, rating agencies and other users of our financial information in evaluating our performance because our objective is to consistently earn underwriting profits. We evaluate the performance of our segments and allocate resources based primarily on underwriting profit. We define underwriting profit as net earned premiums and gross fee income (in specific instances when the Company is not retaining insurance risk) less losses and loss adjustment expenses on business from continuing operations not subject to retroactive reinsurance accounting and other operating expenses. Other operating expenses include the underwriting, acquisition, and insurance expenses of the operating segments and, for consolidated underwriting profit, the expenses of the Corporate and Other segment. Our definition of underwriting profit may not be comparable to that of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Underwriting profit (loss) of the operating segments:
Excess and Surplus Lines	$9,929	$11,707	$14,585	$23,365
Specialty Admitted Insurance	(2,807)	(1,421)	(4,602)	(1,727)
Total underwriting profit of operating segments	7,122	10,286	9,983	21,638
Other operating expenses of the Corporate and Other segment	(7,449)	(8,222)	(16,530)	(18,853)
Underwriting (loss) profit (a)	(327)	2,064	(6,547)	2,785
Losses and loss adjustment expenses - retroactive reinsurance	(6,927)	(9,239)	(21,116)	(7,311)
Net investment income	20,277	20,516	41,604	40,524
Net realized and unrealized gains (losses) on investments	999	(352)	(5,633)	(1,723)
Other income	143	234	902	589
Interest expense	(5,613)	(5,805)	(11,202)	(11,346)
Amortization of intangible assets	(91)	(91)	(182)	(182)
Income (loss) from continuing operations before taxes	$8,461	$7,327	$(2,174)	$23,336

(a) Included in underwriting results for the three and six months ended June 30, 2026 is gross fee income of $977,000 and $2.5 million, respectively ($3.9 million and $8.3 million in the respective prior year periods), and the negative impact of $552,000 and $7.2 million of reinsurance reinstatement premiums incurred during the three and six months ending June 30, 2026, respectively ($2.7 million and $5.8 million in the respective prior year periods). In the current year, these premiums were associated predominantly with a single claim within the Company's E&S segment.

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JRVR Announces Second Quarter 2026 Results

Adjusted Net Operating Income

We define adjusted net operating income as income available to common shareholders excluding a) income (loss) from discontinued operations, b) the impact of retroactive reinsurance accounting, c) net realized and unrealized gains (losses) on investments, d) certain non-operating expenses such as professional service fees related to certain lawsuits, various strategic initiatives, and the filing of registration statements for the offering of securities, e) severance costs associated with terminated employees, and f) deemed dividends recorded with the amendment of the Series A Preferred Shares. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our income available to common shareholders reconciles to our adjusted net operating income as follows:

	Three Months Ended June 30,
	2026		2025
	Income Before Taxes	Net Income	Income Before Taxes	Net Income
	($ in thousands)
Income available to common shareholders	$6,213	$4,430	$4,997	$2,790
Loss from discontinued operations	279	221	361	361
Losses and loss adjustment expenses - retroactive reinsurance	6,927	5,472	9,239	7,299
Net realized and unrealized investment (gains) losses	(999)	(789)	352	278
Other expenses	873	690	1,008	965
Adjusted net operating income	$13,293	$10,024	$15,957	$11,693

	Six Months Ended June 30,
	2026		2025
	(Loss) Income Before Taxes	Net (Loss) Income	Income Before Taxes	Net Income
	($ in thousands)
(Loss) income available to common shareholders	$(6,580)	$(6,462)	$17,623	$10,395
Loss from discontinued operations	468	370	1,775	1,775
Losses and loss adjustment expenses - retroactive reinsurance	21,116	16,681	7,311	5,776
Net realized and unrealized investment losses	5,633	4,450	1,723	1,361
Other expenses	1,001	791	1,571	1,488
Adjusted net operating income	$21,638	$15,830	$30,003	$20,795

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JRVR Announces Second Quarter 2026 Results

Tangible Equity (per Share) and Tangible Common Equity (per Share)

We define tangible equity as shareholders' equity plus mezzanine Series A Preferred Shares and the deferred retroactive reinsurance gain less goodwill and intangible assets, net of amortization. Tangible equity per share represents tangible equity divided by the sum of total shares of common stock outstanding plus the shares of common stock resulting from an assumed conversion of the outstanding Series A Preferred Shares into common stock (at the conversion price effective as of the last day of the applicable period). We define tangible common equity as tangible equity less mezzanine Series A Preferred Shares and tangible common equity per share represents tangible common equity divided by the total shares of common stock outstanding. Our definitions of tangible equity, tangible equity per share, tangible common equity and tangible common equity per share may not be comparable to those of other companies, and they should not be viewed as a substitute for shareholders' equity and shareholders' equity per share calculated in accordance with GAAP. We use tangible equity and tangible common equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity and tangible common equity for June 30, 2026, March 31, 2026, December 31, 2025, and June 30, 2025.

	June 30, 2026	March 31, 2026	December 31, 2025	June 30, 2025
($ in thousands, except for share data)
Shareholders' equity	$522,601	$518,416	$538,153	$492,558
Plus: Series A redeemable preferred shares	133,115	133,115	133,115	133,115
Plus: Deferred reinsurance gain	107,836	100,909	86,720	65,281
Less: Goodwill and intangible assets	213,736	213,827	213,918	214,099
Tangible equity	$549,816	$538,613	$544,070	$476,855
Less: Series A redeemable preferred shares	133,115	133,115	133,115	133,115
Tangible common equity	$416,701	$405,498	$410,955	$343,740

Common shares outstanding	46,239,030	46,236,856	45,968,584	45,895,335
Common shares from assumed conversion of Series A preferred shares	13,521,634	13,521,634	13,521,634	13,521,634
Common shares outstanding after assumed conversion of Series A preferred shares	59,760,664	59,758,490	59,490,218	59,416,969

Equity per share:
Shareholders' equity	$11.30	$11.21	$11.71	$10.73
Tangible equity	$9.20	$9.01	$9.15	$8.03
Tangible common equity	$9.01	$8.77	$8.94	$7.49

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